Exhibit 99.1

ANSYS, Inc. Reports Second Quarter 2008 Financial Results

  Announces Results for Another Very Strong Quarter
  Closes Ansoft Acquisition and Provides Consolidated Guidance for 2008

SOUTHPOINTE, Pa.--(BUSINESS WIRE)--ANSYS, Inc. (NASDAQ:ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced solid second quarter non-GAAP operating results. Additionally, on July 31, 2008, ANSYS successfully completed its acquisition of Ansoft Corporation.

Commenting on the second quarter performance, Jim Cashman, ANSYS President and CEO stated, “This quarter's results accentuate the momentum of recent quarters and the ANSYS multi-year trajectory. Even amid various geographic economic concerns, our diversified global reach, our resilient business model and our technical innovations continue to drive customer demand. With global competition, the growing need for energy efficiencies, and stricter environmental and regulatory mandates, customers are increasingly using simulation to realize their goals for innovative product development and value creation. These factors, coupled with the dedication and focus of the ANSYS team, continue to enable us to deliver on our commitments.”

ANSYS’ second quarter and year-to-date 2008 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. The 2007 non-GAAP results also exclude the effects of purchase accounting adjustments to deferred revenue. Non-GAAP and GAAP results reflect:

  Total non-GAAP revenue of $111.2 million in the second quarter of 2008 as compared to $92.3 million in the second quarter of 2007; total non-GAAP revenue of $220.8 million in the first six months of 2008 as compared to $181.9 million in the first six months of 2007; total GAAP revenue of $111.2 million in the second quarter of 2008 as compared to $92.2 million in the second quarter of 2007; total GAAP revenue of $220.8 million in the first six months of 2008 as compared to $180.1 million in the first six months of 2007;
  A non-GAAP operating profit margin of 48.4% in the second quarter of 2008 as compared to 43.4% in the second quarter of 2007; a non-GAAP operating profit margin of 47.9% in the first six months of 2008 as compared to 43.0% in the first six months of 2007; a GAAP operating profit margin of 39.4% in the second quarter of 2008 as compared to 33.0% in the second quarter of 2007; a GAAP operating profit margin of 38.8% in the first six months of 2008 as compared to 31.8% in the first six months of 2007;
  Non-GAAP net income of $34.7 million in the second quarter of 2008 as compared to $24.6 million in the second quarter of 2007; non-GAAP net income of $67.2 million in the first six months of 2008 as compared to $48.1 million in the first six months of 2007; GAAP net income of $28.1 million in the second quarter of 2008 as compared to GAAP net income of $18.3 million in the second quarter of 2007; GAAP net income of $54.0 million in the first six months of 2008 as compared to GAAP net income of $34.4 million in the first six months of 2007; and
  Non-GAAP diluted earnings per share of $0.42 in the second quarter of 2008 as compared to $0.30 in the second quarter of 2007; non-GAAP diluted earnings per share of $0.82 in the first six months of 2008 as compared to $0.59 in the first six months of 2007; GAAP diluted earnings per share of $0.34 in the second quarter of 2008 as compared to GAAP diluted earnings per share of $0.23 in the second quarter of 2007; GAAP diluted earnings per share of $0.66 in the first six months of 2008 as compared to GAAP diluted earnings per share of $0.43 in the first six months of 2007.

The Company’s GAAP results reflect stock-based compensation charges of approximately $3.2 million ($2.5 million after tax) or $0.03 diluted earnings per share for the second quarter of 2008 and approximately $5.9 million ($4.7 million after tax) or $0.06 diluted earnings per share for the first six months of 2008.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2008 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and six months ended June 30, 2008 and 2007, and for the 2008 financial outlook, is included in the condensed financial information included in this release.

“Compared to a year ago, this quarter’s revenues increased over 20% while non-GAAP diluted earnings per share increased 40%. Our continuing focus on our customers and our technology has produced record cash flows from operations of $55.1 million for the second quarter and $92.3 million for the first six months of 2008, which has allowed us to pay off the balance of the Fluent debt on June 30, 2008, well ahead of the 2011 contractual payment date. Based on our first half performance, as well as the closing of the Ansoft acquisition on July 31, 2008, we are updating our third quarter and 2008 full year guidance to include the impact of the combined operations beginning August 1, 2008,” said Cashman.

Management’s Remaining 2008 Financial Outlook

The Company has provided its 2008 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation, purchase accounting adjustments to deferred revenue and acquisition-related amortization of intangible assets.

Third Quarter 2008 Guidance

The Company currently expects the following for the quarter ending September 30, 2008:

  GAAP revenue in the range of $115 - $121 million
  Non-GAAP revenue in the range of $123 - $127 million
  GAAP diluted earnings per share of $0.19 - $0.24
  Non-GAAP diluted earnings per share of $0.36 - $0.37

Fiscal Year 2008 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2008:

  GAAP revenue in the range of $476 - $486 million
  Non-GAAP revenue in the range of $493 - $499 million
  GAAP diluted earnings per share of $1.09 - $1.19
  Non-GAAP diluted earnings per share of $1.61 - $1.64

Non-GAAP revenue and diluted earnings per share are supplemental financial measures and should not be considered as a substitute for, or superior to, revenue and diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on August 7, 2008 to discuss second quarter results and the Ansoft closing. To participate in the live conference call, dial 888-245-0932 (US & Canada) or 913-312-6694 (Int’l) and enter the passcode "ANSYS" or "26797". The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 or 719-457-0820 and entering the passcode 5701438. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company’s historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Purchase accounting for deferred revenue. As announced on July 31, 2008, ANSYS completed its acquisition of Ansoft Corporation in a series of mergers. In accordance with the fair value provisions of EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree,” the historical carrying value of acquired deferred revenue will be reduced to fair value on the opening balance sheet. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology, and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company’s and management’s performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company’s historical business model and profitability as it relates to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review on a period-to-period basis each manager’s performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that the non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company’s operating results and the effectiveness of the methodology used by management to review the Company’s operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors’ operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Profit	Non-GAAP Operating Profit
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,700 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Forward Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter and fiscal year 2008 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects in the remainder of 2008 and subsequent years, including statements about the Company’s momentum and multi-year trajectory, statements about the Company’s diversified global reach, resilient business model and technical innovations continuing to drive customer demand, statements regarding the growing need for energy efficiency, stricter environmental and regulatory mandates and customers increasingly using simulation to realize their goals for innovative product development and value creation, statements about the dedication and focus of the ANSYS team and delivery on commitments, statements about the continuing focus on customers and technology, statements about record cash flows from operations, statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s third quarter and beyond visibility, and statements regarding the impact of the Ansoft acquisition are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the business of ANSYS and Ansoft may not be combined successfully or such combination may take longer or cost more to accomplish than expected, the risk that the indebtedness incurred in connection with the acquisition of Ansoft may negatively impact ANSYS’ flexibility and its financial condition, the risk that operating costs, customer loss and business disruption following the acquisition of Ansoft may be greater than expected, and risks relating to the Company’s reliance on Ansoft’s financial statements. Additional risks include, but are not limited to, the risk of a general economic downturn in one or more of ANSYS' primary geographic regions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2007 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS, ANSYS Workbench, Ansoft, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSYS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenue:
Software licenses	$ 73,915	$ 59,412	$ 147,551	$ 116,624
Maintenance and service	37,331	32,799	73,240	63,446

Total revenue	111,246	92,211	220,791	180,070

Cost of sales:
Software licenses	2,056	2,308	4,403	4,520
Amortization of software and acquired technology	4,768	5,382	9,952	10,724
Maintenance and service	13,706	11,241	27,082	22,567
Total cost of sales	20,530	18,931	41,437	37,811

Gross profit	90,716	73,280	179,354	142,259

Operating expenses:
Selling, general and administrative	28,153	27,095	56,862	53,986
Research and development	16,528	13,576	32,486	26,648
Amortization	2,181	2,213	4,351	4,408
Total operating expenses	46,862	42,884	93,699	85,042

Operating income	43,854	30,396	85,655	57,217

Interest expense	(1,242)	(1,966)	(2,227)	(3,949)
Interest income	1,212	1,113	2,808	1,975
Other income (expense)	(378)	(482)	554	(398)

Income before income tax provision	43,446	29,061	86,790	54,845

Income tax provision	15,317	10,805	32,807	20,438

Net income	$ 28,129	$ 18,256	$ 53,983	$ 34,407

Earnings per share – basic:
Basic earnings per share	$ 0.36	$ 0.24	$ 0.69	$ 0.44
Weighted average shares – basic	78,503	77,611	78,403	77,488

Earnings per share - diluted:
Diluted earnings (loss) per share	$ 0.34	$ 0.23	$ 0.66	$ 0.43
Weighted average shares – diluted	82,083	80,886	81,863	80,809

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the three months ended June 30, 2008
(in thousands, except percentages and per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue	$ 111,246			$ 111,246

Operating income	43,854	$ 9,999	(1)	53,853

Operating profit margin	39.4%			48.4%

Net income	$ 28,129	$ 6,575	(2)	$ 34,704

Earnings per share – diluted:
Diluted earnings per share	$ 0.34			$ 0.42
Weighted average shares – diluted	82,083			82,083
(1)	Amount represents $6.8 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, and a $3.2 million charge for stock-based compensation.

(2)	Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $3.4 million.
ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the three months ended June 30, 2007
(in thousands, except per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue	$ 92,211	$ 69	(1)	$ 92,280

Operating income	30,396	9,671	(2)	40,067

Operating profit margin	33.0%			43.4%

Net income	$18,256	$ 6,365	(3)	$ 24,621

Earnings per share – diluted:
Diluted earnings per share	$ 0.23			$ 0.30
Weighted average shares – diluted	80,886			80,886
(1)	Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

(2)	Amount represents $7.5 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $2.1 million charge for stock-based compensation, as well as the $69,000 adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $3.3 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the six months ended June 30, 2008
(in thousands, except percentages and per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue	$ 220,791			$ 220,791

Operating income	85,655	$ 19,997	(1)	105,652

Operating profit margin	38.8%			47.9%

Net income	$ 53,983	$ 13,186	(2)	$ 67,169

Earnings per share – diluted:
Diluted earnings per share	$ 0.66			$ 0.82
Weighted average shares – diluted	81,863			81,863
(1)	Amount represents $14.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, and a $5.9 million charge for stock-based compensation.

(2)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $6.8 million.
ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
For the six months ended June 30, 2007
(in thousands, except per share data)
(Unaudited)

	As Reported	Adjustments		Non-GAAP Results
Total revenue	$ 180,070	$ 1,829	(1)	$ 181,899

Operating income	57,217	21,013	(2)	78,230

Operating profit margin	31.8%			43.0%

Net income	$ 34,407	$ 13,667	(3)	$ 48,074

Earnings per share – diluted:
Diluted earnings per share	$ 0.43			$ 0.59
Weighted average shares – diluted	80,809			80,809
(1)	Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

(2)	Amount represents $14.9 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, a $4.3 million charge for stock-based compensation, as well as the $1.8 million adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $7.3 million.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS:

Cash & short-term investments	$ 202,044	$171,851
Accounts receivable, net	51,718	48,281
Goodwill	454,045	453,689
Other intangibles, net	164,372	176,850
Other assets	123,933	118,621

Total assets	$ 996,112	$969,292

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$ 153,272	$122,799
Long-term debt (including current portion)	374	60,146
Other liabilities	133,496	145,137
Stockholders' equity	708,970	641,210

Total liabilities & stockholders' equity	$ 996,112	$969,292

ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Quarter Ending September 30, 2008

Earnings Per Share Range - Diluted

U.S. GAAP expectation	$0.19 - $0.24
Adjustment to exclude acquisition–related amortization	$0.06 - $0.09
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.04 - $0.05
Adjustment to exclude stock–based compensation	$0.03

Non-GAAP expectation	$0.36 - $0.37
ANSYS, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance Year Ending December 31, 2008

Earnings Per Share Range - Diluted

U.S. GAAP expectation	$1.09 - $1.19
Adjustment to exclude acquisition–related amortization	$0.24 - $0.28
Adjustment to exclude purchase accounting adjustments to deferred revenue	$0.10 - $0.11
Adjustment to exclude stock–based compensation	$0.11 - $0.13

Non-GAAP expectation	$1.61 - $1.64

CONTACT:
ANSYS, Inc.
Investors:
Annette N. Arribas, 724-514-1782
annette.arribas@ansys.com
or
Media:
Kelly Wall, 724-514-3076
kelly.wall@ansys.com